Exhibit 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE
Hypercom Announces First Quarter 2009 Financial Results

SCOTTSDALE, Ariz., May 7, 2009 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transaction solutions provider, today announced financial results for the first quarter ended March 31, 2009.

Net revenue for the three months ended March 31, 2009 was $83.6 million, an increase of $13.1 million or 18.6% over first quarter 2008 revenue of $70.5 million.  On a pro forma, constant currency basis including Thales e-Transactions (“TeT”) activity in the first quarter of 2008, revenue declined approximately 14.5%.

Net revenues from the EMEA sales regions increased $31.6 million over the prior year period, primarily as a result of $34.4 million of incremental revenue from the TeT acquisition.  Net revenue from the Americas and Asia-Pacific decreased $17.2 million and $1.3 million, respectively, as a result of weak economic conditions and lower demand.

Gross profit for the three months ended March 31, 2009 was $24.3 million or 29.1% of revenue, compared to $19.6 million or 27.7% of revenue in the first quarter of 2008. Sequentially, the first quarter gross margin improved compared to the fourth quarter gross margin of 27.0% as a result of better contract manufacturing pricing and supply chain period cost reductions. Gross margin for the three months ended March 31, 2009 included 32.8% product gross margin and 23.3% service gross margin, compared to margins of 32.9% and 15.8%, respectively, for the prior year period, and 28.9% and 24.1% for the fourth quarter of 2008, respectively. The increase in service gross margin was primarily a result of the addition of higher margin service revenue in Northern and Southern Europe from the TeT acquisition.

Operating expenses for the three months ended March 31, 2009 were $30.8 million or 36.9% of revenue, compared to $21.8 million or 30.9% of revenue for the same period in 2008.  The prior year figure did not include the operating expense of TeT. Sequentially, excluding the $67.8 million impairment of goodwill and intangibles charge in the prior period, operating expenses were down $4.0 million compared to fourth quarter 2008 expenses of $34.8 million or 28.7% of revenue. The decrease related to reduced research and development costs from continued synergies from the TeT acquisition, selling and marketing expenses, as well as lower general and administrative costs.

The Company recorded a first quarter 2009 net loss of $9.9 million or ($0.19) per share, versus a net loss of $0.3 million or ($0.01) per share in the first quarter of 2008.

EBITDAS (Earnings before interest, taxes, depreciation, amortization, and stock-based compensation) for the three months ended March 31, 2009 decreased $2.5 million from $1.3 million last year to ($1.2) million in the current year.

“First quarter revenue was, as expected, abnormally low both as a result of the period’s traditional seasonality, and as result of poor global economic conditions and exchange rate fluctuations. On a pro forma basis, the revenue decline compared to the first quarter of 2008 was approximately 14.5%. That said, we continued to improve our gross margin, and continued to execute on lowering operating costs,” said Philippe Tartavull, Chief Executive Officer and President.  “Currently, we see improved order flow and market conditions. We are executing on our plan and are focused on continuing to gain market share, improve margins, reduce inventory and optimize operating expenses with a continual focus on security and quality.”
New Initiatives and Appointments

As announced during the first quarter of 2009 and in April:

•
Hypercom is one of the founding members of the Secure POS Vendor Alliance (SPVA: www.spva.org) and Hypercom’s Vice President of Global Quality and Security, TK Cheung, serves as SPVA Vice Chairman and Chief Technology Officer.  SPVA is an industry alliance set up by the three major players in the electronic payments industry.  SPVA’s purpose is to bring together all players along the electronic payments value chain to work on improvements in the security of payment systems, with the ultimate goal of increasing the protection of cardholder data and defending merchants and consumers.

•
Hypercom introduced the HyperSafe® Remote Key System (HRKS), the industry’s first standards-based remote key injection product that allows retailers to quickly and securely initiate on-site, in-store payment terminal key injection at the point-of-sale. The new system offers a fast and highly secure alternative to the industry’s traditional secure room key injection process.

•
RDM Corporation, a leading developer of specialized software and hardware products for electronic payment processing and Remote Deposit Capture solutions, selected Hypercom’s HBNet to provide high speed transaction transport services

•
GBC (GIRO Bankkártya Zrt), the leading provider of payment and processing systems in Hungary and a subsidiary of SIA-SSB, selected Hypercom’s Optimum T4200 card payment terminals to expand electronic payments in Hungary and other Central and Eastern European countries including Romania, Croatia, Slovenia, Slovakia and the Czech Republic.

•
AXS Pte Ltd, the Singapore-based Electronic Service Delivery Network (“ESDN”) operator, has selected Hypercom to provide a high security end-to-end technology upgrade for AXS’ more than 560 automated self-service kiosks.

•
Smart Transaction Systems® a leading US-based provider of gift card, customer loyalty and stored-value card payment systems, has selected Hypercom’s Mobile Network service to extend the reach of its gift and loyalty card programs in the U.S. and abroad.

•	Appointed Thomas B. Sabol as Chief Financial Officer.

•	Appointed Jacques-Herve Maupin as Managing Director, Asia Pacific, with responsibility for directing and driving Hypercom’s sales, service and support throughout the region.

•	Appointed TK Cheung to the newly-created position of Vice President, Quality and Security. Mr. Cheung also serves as Vice Chairman and Chief Technology Officer of the Secure POS Vendor Alliance.

•	Appointed Ulf Hönick as Vice President, Healthcare, with responsibility for driving sales and extending globally the Company’s footprint in the fast growing healthcare sector.

•
Appointed Stuart Taylor as Vice President, Global Marketing, with responsibility for all aspects of the Company’s marketing activities, Hypercom’s Global Solutions business unit and global strategic relationships.

First Quarter Earnings Call

Hypercom has scheduled its conference call to discuss first quarter 2009 financial results for Thursday, May 7 at 4:30pm EDT.  The call will be available though telephone dial-in and audio web cast.

The dial in number is 888.989.3417 for North American callers and +1.517.308.9241 for international callers.  To access the call, participants will be required to identify the participant passcode, Hypercom.  To access the audio web cast, please go to Hypercom’s website http://ir.hypercom.com at least two minutes prior to the call to register.  A replay of the conference call can be accessed approximately one hour after the live call concludes and will be available until 3:29pm CT, June 7, 2009.  The number for North America callers is 888.293.8914 for international callers +1.203.369.3603.  A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com where it will remain until the next results release.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Metrics

This press release and its attachments include EBITDAS and Non-GAAP Total net revenue as non-GAAP financial measures.

EBITDAS

This non-GAAP financial measure is comprised of income from continuing operations excluding interest, taxes, depreciation, amortization, impairment of goodwill and intangible assets, and stock-based compensation.  Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that the use of EBITDAS as in this release, in conjunction with results presented in accordance with GAAP, helps it to evaluate our performance and to compare our current results with those for prior periods as well as with the results of other companies in our industry. Our competitors may, due to differences in capital structure and investment history, have interest, tax, depreciation, amortization, and other non-cash expenses that differ significantly from ours. Management also uses this non-GAAP financial measure in our internal evaluations of our performance, including the determination of incentive-based compensation, and believes that the presentation of EBITDAS may be useful to investors for many of the same reasons that management finds this measure useful. Non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.   Pursuant to Regulation G, a reconciliation of EBITDAS to net income from continuing operations as presented in this press release is provided at the end of this press release.

Management excludes the following items from EBITDAS, a non-GAAP financial measure, when evaluating our operational performance:

•
Depreciation.  Management excludes depreciation because while tangible assets support the business, management does not believe the related depreciation costs are directly attributable to the operating performance of our business. In addition, depreciation may not be indicative of current or future capital expenditures.

•
Amortization.  Management excludes amortization and write-off of capitalized software because while capitalized software supports the business, management does not believe the related amortization and write-off costs are directly attributable to the operating performance of our business. In addition, amortization and write-off costs of capitalized software may not be indicative of current or future expenditures to develop software.

•
Amortization of purchased intangible assets.  We incur amortization expense for our purchased intangibles.  Management excludes these items because it does not believe these expenses are reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and management does not believe that they have a direct correlation to the operation of our business.

•
Stock-based compensation.  These expenses consist primarily of expenses for employee stock options and restricted stock awards under SFAS No. 123(R). Management excludes stock-based compensation expenses from EBITDAS  primarily because they are non-cash expenses that management believes are not reflective of ongoing operating results.

•	Foreign currency gains and losses. These expenses consist primarily of expenses related to foreign currency hedging activities and are not related to our operating activities.

•
Impairment of goodwill and intangible assets.  Management excludes non-cash impairment charges of goodwill and acquired intangible assets because management does not believe these costs are directly attributable to the operating performance of our business.

Furthermore, we expect to continue to incur expenses similar to the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our use of EBITDAS may differ from the non-GAAP financial measures used by other companies and is not based on any comprehensive set of accounting rules or principles. In addition, EBITDAS does not reflect all amounts and costs, such as employee stock-based compensation costs, periodic costs of assets used to generate net revenues and costs to replace those assets, cash expenditures or future requirements for capital expenditures or contractual commitments, cash requirements for working capital needs, interest expense or the cash requirements necessary to service interest or principal payments on our debt, income taxes and the related cash requirements associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Net Revenue

Non-GAAP Total net revenue includes TeT Q1 pro forma revenue and constant currency rate adjustments. Management believes that the use of Non-GAAP Total net revenue in this release, in conjunction with results presented in accordance with GAAP, helps evaluate our performance and to compare our current results with those for prior periods as well as with the results of other companies in our industry. Pursuant to Regulation G, a reconciliation of Non-GAAP Total net revenue to GAAP Total net revenue as presented in this press release is provided at the end of this press release.

•
TeT Q1 pro forma revenue. Management includes the unaudited revenue for the acquired TeT entities for the three months ended March 31, 2008. We believe that by including it helps evaluate our performance when compared to the three months ended March 31, 2009 as the TeT entities were not included in our GAAP results for the three months ended March 31, 2008.

•
Constant currency rate adjustments. Management refers to growth in a constant currency basis or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company’s business performance. Generally, when the US Dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, net income, cash flows, gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the migration to contract manufacturers of the Company's products; the development and success of broader distribution channels; the timing and success of integration activities related to the 2008 Thales e-Transactions business acquisition and the expected results and benefits of such transaction. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: industry and general economic conditions, including significant deterioration of the economies of many of the countries in which we do business and the general lack of available credit; the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products and services, including our ability to obtain and the timing of key certifications; our ability to reduce the cost of new and existing products to improve margins; specific demand for our products and services; actual future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions, strategic investments, and business combinations and successfully integrate them into our business, including the integration of the Thales e-Transactions business; the impact of litigation matters on our business; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations (including through the use of hedging transactions in periods prior to March 2009); risks associated with utilization of contract manufacturers of our products; our ability to effectively manage and control excess and obsolete inventory, product warranty expenses, and goodwill and other impairments; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months ended March 31, 2009 are not necessarily indicative of Hypercom's operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding future performance that may be made by third parties.

Hypercom, Optimum and Design, and HyperSafe are registered trademarks of Hypercom Corporation.  All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. HYCF

	HYPERCOM CORPORATION
	CONSOLIDATED STATEMENTS OF OPERATIONS
	(Unaudited)

		Three Months Ended March 31,
(Amounts in thousands, except per share data)		2009	2008
Net revenue:
Products		$57,905	$49,584
Services		25,710	20,921
Total net revenue		83,615	70,505
Costs of revenue:
Products		38,910	33,250
Services		19,711	17,612
Amortization of purchased intangible assets		675	83
Total costs of revenue		59,296	50,945
Gross profit		24,319	19,560
Operating expenses:
Research and development		10,806	6,112
Selling, general and administrative		18,579	15,511
Amortization of purchased intangible assets		1,429	132
Total operating expenses		30,814	21,755
Loss from continuing operations		(6,495)	(2,195)
Interest income		77	797
Interest expense		(2,450)	-
Foreign currency gain (loss)		(697)	49
Other income		12	79
Loss before income taxes and
discontinued operations		(9,553)	(1,270)
Benefit (provision) for income taxes		(441)	663
Loss before discontinued operations		(9,994)	(607)
Income from discontinued operations		69	275
Net loss		$(9,925)	$(332)

Basic and diluted loss per share:
Loss before discontinued operations		$(0.19)	$(0.01)
Income (loss) from discontinued operations		-	-
Basic and diluted loss per share		$(0.19)	$(0.01)

Weighted average shares used to calculate loss per share:
Basic		53,402,973	53,224,574
Diluted		53,402,973	53,224,574

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Amounts in thousands)	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,095	$35,978
Short-term investments	-	499
Accounts receivable, net	81,035	96,986
Current portion of net investment in sales-type leases	7,837	9,915
Inventories	36,569	31,681
Prepaid expenses and other current assets	8,991	7,106
Deferred tax assets	1,225	1,320
Total current assets	166,752	183,485
Property, plant and equipment, net	26,438	26,870
Net investment in sales-type leases	5,823	4,869
Intangible assets, net	52,364	57,311
Goodwill	25,999	26,715
Other long-term assets	7,010	7,050
Total assets	$284,386	$306,300

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,492	$52,929
Accrued payroll and related expenses	13,325	16,619
Accrued sales and other taxes	6,357	7,709
Product warranty liabilities	6,445	6,597
Restructuring liabilities	7,389	7,724
Accrued other liabilities	23,153	22,866
Deferred revenue	17,673	12,177
Deferred tax liability	4,754	4,828
Income taxes payable	6,133	5,201
Total current liabilities	125,721	136,650
Long-term debt	50,899	48,769
Deferred tax liabilities, net	15,976	15,999
Other long-term liabilities	10,473	11,094
Total liabilities	203,069	212,512
Stockholders' equity	81,317	93,788
Total liabilities and stockholders' equity	$284,386	$306,300

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands)	2009	2008

Cash flows from continuing operations:
Loss from continuing operations	$(9,994)	$(607)
Adjustments to reconcile net loss
from continuing operations to net cash
provided by operating activities:
Depreciation and amortization	2,485	2,312
Amortization of purchased intangibles	2,104	215
Interest conversion to debt	1,615	-
Amortization of debt issuance costs	32	-
Amortization of discount on notes payable	703	-
Amortization of discounts on short-term
investments	-	(38)
Provision (reversal) for doubtful accounts	1,363	(1,143)
Provision for excess and obsolete inventory	375	665
Provision for warranty and other product charges	1,138	495
Deferred income tax benefit (provision)	(4)	1,592
Non-cash share-based compensation	674	918
Foreign currency losses	(538)	(165)
Non-cash write-off of intangibles and other assets	345	42
Changes in operating assets and
liabilities, net	(3,607)	14,664
Net cash provided by (used in) operating activities	(3,309)	18,950

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,257)	(1,265)
Proceeds from the sale of real property	-	-
Cash paid for acquisitions, net of cash acquired	(37)	(2,073)
Software development costs capitalized	-	(29)
Purchase of short-term investments	(1,376)	(14,969)
Proceeds from the sale or maturity of
short-term investments	1,875	16,376
Net cash used in investing activities	(795)	(1,960)

Cash flows from financing activities:
Borrowing in revolving line of credit	7,800	-
Repayments of bank notes payable and other
debt instruments	(7,985)	(1)
Debt issuance costs	-	(125)
Proceeds from issuance of common stock	54	566
Net cash provided (used in) by financing activities	(131)	440
Effect of exchange rate changes on cash	(694)	573
Net (decrease) increase in cash flows from
continuing operations	(4,929)	18,003
Net cash provided by operating
activities - discontinued operations	46	167
Cash and cash equivalents, beginning of period	35,978	76,925
Cash and cash equivalents, end of period	$31,095	$95,095

	HYPERCOM CORPORATION
	RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	(Unaudited)
	(Dollars in thousands)

		Three Months Ended March 31,
		2009	2008

Loss from continuing operations		$(6,495)	$(2,195)
Depreciation and amortization		4,589	2,527
Stock based compensation		674	918
EBITDAS		$(1,232)	$1,250

		Three Months Ended March 31,
		2009	2008

GAAP Total net revenue		$83,615	$70,505
TeT Q1 pro forma revenue		-	43,144
Constant currency rate adjustment		13,524	-
Non-GAAP Total net revenue		$97,139	$113,649